Exhibit 8.1

Stradley Ronon Stevens & Young, LLP 191 North Wacker Drive Suite 1601 Chicago, IL 60606 Telephone 312.964.3499 Fax 312.964.3501 www.stradley.com

February 14, 2025

Franklin Crypto Index ETF
One Franklin Parkway
San Mateo, CA 94403-1906

Ladies and Gentlemen:

We have acted as counsel to Franklin Crypto Index ETF, a Series of Franklin Crypto Trust (the “Fund”), in connection with an offering (the “Offering”) whereby the Fund intends to issue shares (“Shares”) representing fractional undivided beneficial interests in its net assets on a continuous basis and is registering an indeterminate number of shares with the SEC in accordance with Rules 456(d) and 457(u) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares are being offered pursuant to a registration statement on Form S-1 (Registration No. 333-281615) filed with the Securities and Exchange Commission pursuant to the Securities Act (the “Registration Statement”).

As counsel to the Fund, we have examined and relied, as to factual matters (but not as to any conclusions of law), upon originals, or copies certified to our satisfaction, of such records, documents, certificates of the Fund and of public officials and other instruments, and made such other inquiries, as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. We have relied on the representations and warranties set forth therein as to factual matters (but not as to any conclusions of law).

The opinions herein are subject to and conditioned upon the representations made by the Fund concerning factual matters (but not conclusions of law).  The initial and continuing truth and accuracy of such representations at all relevant times constitutes an integral basis for the opinions expressed herein and these opinions are conditioned upon the initial and continuing truth and accuracy of such representations at all relevant times.

We have reviewed the descriptions set forth in the Registration Statement of the Fund’s investments, activities, operations, and governance, and the provisions of the Second Amended and Restated Agreement and Declaration of Trust. We have relied upon the facts set forth in the Registration Statement and upon the factual representations of officers of Franklin Holdings, LLC (the “Sponsor”), the sponsor of the Fund. In addition, we have relied on certain additional facts

Pennsylvania • New Jersey • Delaware • DC • New York • Illinois • California
A Pennsylvania Limited Liability Partnership

February 14, 2025

and assumptions described below. In connection with rendering this opinion, we have assumed to be true and are relying upon (without any independent investigation or review thereof):

A.
The authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and authenticity of the originals of such documents, and the conformity of final documents to all documents submitted to us as drafts, and the authenticity of such final documents;

B.	The genuineness of all signatures and the authority and capacity of the individual or individuals who executed any such document on behalf of any person;

C.	The accuracy of all factual representations, warranties, and other statements made by all parties or as set forth in such documents;

D.	The performance and satisfaction of all obligations imposed by any such documents on the parties thereto in accordance with their terms; and

E.	The completeness and accuracy of all records made available to us.

We have further assumed the accuracy of the statements and descriptions of the Fund’s intended activities as described in the Registration Statement and that the Fund will operate in accordance with the method of operation described in the Registration Statement. We have also assumed, without investigation, that all documents, certificates, representations, warranties, and covenants upon which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.

Based on and subject to the foregoing and subject to the final paragraphs hereof, we are of the opinion that once the Fund commences the issuance of Shares, although the discussion set forth under the caption “United States Federal Income Tax Consequences” in the Registration Statement does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Shares, such discussion, to the extent it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described therein, expresses our opinion as to material United States federal income tax consequences under currently applicable law of the purchase, ownership and disposition of Shares by a Shareholder.

This opinion is furnished to the Fund solely for its benefit in connection with the Offering and except as follows is not to be relied upon, quoted, circulated, published, or otherwise referred to for any other purpose, in whole or in part, without our express prior written consent. This opinion may be disclosed to any holders of Shares (and beneficial owners of Shares), and they may rely on it as if they were addressees of this opinion, it being understood that we are not establishing any lawyer-client relationship with holders of Shares (and beneficial owners of Shares). This letter is not to be relied upon for the benefit of any other person.

February 14, 2025

In addition to the assumptions set forth above, this opinion is subject to the following exceptions, limitations, and qualifications:

1.
Our opinions are based upon our interpretation of the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and current judicial decisions, administrative regulations, and published notices, rulings, and procedures. We note that there is no authority directly on point dealing with securities like the Shares. Our opinions only represent our best judgment and are not binding on the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not successfully challenge the conclusions set forth herein. Consequently, no assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

2.	Our opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter not specifically set forth in the foregoing opinion.

3.	Our opinions are limited in all respects to the federal tax law of the United States and we express no opinion on various state, local, or foreign tax consequences.

4.
The foregoing opinions are based upon the proposed method of operation of the Fund as described in the Registration Statement and the representations and covenants set forth in the documents described herein. We undertake no obligation to review at any time in the future either the Fund’s operations or its compliance with such representations and covenants and, consequently, no assurance can be given that the Fund will satisfy the requirements of the Code necessary to qualify or be taxed as a partnership for any particular taxable year. Further, we assume no obligation to advise you of any changes in our opinion subsequent to the delivery of this opinion letter.

5.
In the event any one of the statements, representations, warranties, covenants, or assumptions we have relied upon to issue these opinions is incorrect in a material respect, our opinions might be adversely affected and if so may not be relied on.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to us under the heading “U.S. Federal Income Tax Consequences” in the Registration Statement.

Very truly yours,